UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 23, 2006
(Date of earliest event reported)
ACE CASH EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20774 (Commission File Number)	75-2142963 (IRS Employer Identification No.)

1231 Greenway Drive, Suite 600 Irving, Texas (Address of principal executive offices)	75038 (Zip Code)
(972) 550-5000
(Registrant’s telephone number,
including area code)
Not Applicable
(Former Name or Former Address,
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Amended and Restated Executive Employment Agreement
Change-in-Control Executive Severance Agreement
Restricted Stock Agreement
Form of Restricted Stock Agreement

Item 1.01. Entry into a Material Definitive Agreement
New agreements with Jay B. Shipowitz
On January 23, 2006, the Board of Directors of Ace Cash Express, Inc. authorized, and ACE entered into, three new agreements with Jay B. Shipowitz, ACE’s Chief Executive Officer: an Amended and Restated Executive Employment Agreement, a new Change-in-Control Executive Severance Agreement, and a new Restricted Stock Agreement. All of those agreements are effective as of January 23, 2006.
The previous Executive Employment Agreement with Mr. Shipowitz was amended and restated to revise the provision under which ACE agreed to grant shares of ACE Common Stock as restricted stock under ACE’s 1997 Stock Incentive Plan based on the future market price of ACE Common Stock. The previous Change-in-Control Executive Severance Agreement with Mr. Shipowitz was replaced with the new Change-in-Control Executive Severance Agreement only to revise the provision under which ACE agreed to make a tax gross-up payment to Mr. Shipowitz based on the price of ACE Common Stock upon a change in control. The new Restricted Stock Agreement was entered into to provide Mr. Shipowitz additional equity incentive under, and consistent with the purpose of, the 1997 Plan. ACE’s Board, based on the recommendation of its Compensation Committee (composed entirely of independent directors), determined that these three agreements with Mr. Shipowitz would provide ACE and its shareholders greater assurance of Mr. Shipowitz’s valuable services.
Under the Amended and Restated Executive Employment Agreement, a grant of restricted stock under the 1997 Plan will be made to Mr. Shipowitz when the closing price of ACE’s Common Stock on The Nasdaq Stock Market first remains at or above each of $29.00, $33.00, $37.00, $41.00, $45.00, and $49.00 for 30 consecutive days or 30 trading days within a 45-consecutive-trading-day period. The grant of restricted stock will be 26,000 shares when each of the first three stock-price thresholds is achieved, and will be 40,000 shares when each of the last three stock-price thresholds is achieved. Each such grant made on or before July 1, 2006 will vest in installments of 15% one month after the date of grant and 17% on each anniversary of the date of grant, so long as Mr. Shipowitz remains employed; each grant made on or after July 1, 2006 will vest in equal installments one month after the date of grant and on each July 1 thereafter through July 1, 2011. In addition, upon a change in control of ACE (which is defined as provided in the new Change-in-Control Executive Severance Agreement), Mr. Shipowitz will also be entitled to receive the next stock-price-based grant not yet earned, which will vest one month after the date of grant.
Other than updating certain provisions of the previous employment agreement (e.g., to reflect Mr. Shipowitz’s current annual salary), the terms of the Amended and Restated Executive Employment Agreement are the same in all material respects as those of the previous employment agreement.
The new Change-in-Control Executive Severance Agreement, rather than the employment agreement, applies to any termination of Mr. Shipowitz’s employment upon or after any change in control of ACE. It amends the previous Change-in-Control Executive Severance Agreement with Mr. Shipowitz only to adjust the prices of ACE’s Common Stock at which ACE would make a possible tax gross-up payment to Mr. Shipowitz in addition to his severance benefits under that agreement. If any severance benefit to Mr. Shipowitz is subject to federal excise taxes, ACE will pay an additional amount so that after the payment of all taxes, Mr. Shipowitz will retain an amount equal to the amount of the excise taxes multiplied by a percentage that varies in accordance with the price of ACE Common Stock upon a change in control, as follows:

Per Share Change-in-Control Price	Percentage
Less than $29	0%
$29 to less than $33	25%
$33 to less than $37	50%
$37 to less than $41	75%
$41 or more	100%
In all other material respects, the terms of the new Change-in-Control Executive Severance Agreement are the same as those of the previous agreement.
The Restricted Stock Agreement grants Mr. Shipowitz a total of 70,000 shares of ACE Common Stock as restricted stock under the 1997 Plan. So long as Mr. Shipowitz remains employed, these shares will vest in seven equal installments, beginning one month after the date of grant (i.e., February 23, 2006) and continuing on each July 1 thereafter until July 1, 2011. All of the shares will also vest upon a change in control of ACE. The Compensation Committee of ACE’s Board also has complete discretion to vest all or any number of these shares at any time. Mr. Shipowitz, as holder of these shares of restricted stock, will be entitled to the same dividends as any other holder of shares of ACE Common Stock if ACE were to declare and pay any dividends (which it does not intend to do), but may not transfer any of those shares that has not yet vested.
Forward-looking Statements
This Report contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “target,” “goal,” “should,” “would,” and terms with similar meanings.
Although ACE believes that the current views and expectations reflected in these forward-looking statements are reasonable, these views and expectations, and the related statements, are inherently subject to risks, uncertainties, and other factors, many of which are not under ACE’s control and may not even be predictable. Any inaccuracy in the assumptions, as well as those risks, uncertainties and other factors, could cause the actual results to differ materially from these in the forward-looking statements. These risks, uncertainties, and factors include, but are not limited to, matters described in this Report and ACE’s other reports filed with the Securities and Exchange Commission, such as:
•	ACE’s relationships with Republic Bank & Trust Company, First Bank of Delaware, Travelers Express Company, Inc. and its affiliates, and ACE’s lenders;

•	ACE’s relationships with providers of services or products offered by ACE or property used in its operations;

•	federal and state governmental regulation of check cashing, short-term consumer lending and related financial services businesses;

•	any impact to ACE’s earnings derived from the loans offered by Republic Bank & Trust Company and the loans offered by First Bank of Delaware at ACE’s stores in Texas, Pennsylvania and Arkansas from the Federal Deposit Insurance Corporation’s revised Guidelines for Payday Lending, which took effect on July 1, 2005 and require that such banks develop procedures to ensure that a payday loan is not provided to any customer with payday loans outstanding from any lender for more than 3 months in the previous 12 months;

•	any litigation;

•	theft and employee errors;

•	the availability of adequate financing, suitable locations, acquisition opportunities and experienced management employees to implement ACE’s growth strategy;

•	increases in interest rates, which would increase ACE’s borrowing costs;

•	the fragmentation of the check cashing industry and competition from various other sources, such as banks, savings and loans, short-term consumer lenders, and other similar financial services entities, as well as retail businesses that offer services offered by ACE;

•	the terms and performance of third-party services offered at ACE’s stores; and

•	customer demand and response to services offered at ACE’s stores.
ACE expressly disclaims any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in ACE’s views or expectations, or otherwise. ACE makes no prediction or statement about the performance of ACE’s Common Stock.
     Item 9.01. Financial Statements and Exhibits
     (c) Exhibits.
10.1	Amended and Restated Executive Employment Agreement dated to be effective as of January 23, 2006, between ACE and Jay B. Shipowitz.

10.2	Change-in-Control Executive Severance Agreement dated to be effective as of January 23, 2006, between ACE and Jay B. Shipowitz.

10.3	Restricted Stock Agreement dated to be effective as of January 23, 2006, between ACE and Jay B. Shipowitz.

10.4	Form of Restricted Stock Agreement (Non-Performance Award) under the Ace Cash Express, Inc. 1997 Stock Incentive Plan, as amended.
[Signature Page Follows]

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE CASH EXPRESS, INC.

Dated: January 26, 2006	By:	/s/ WALTER E. EVANS

Walter E. Evans Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Executive Employment Agreement dated to be effective as of January 23, 2006, between ACE and Jay B. Shipowitz.

10.2	Change-in-Control Executive Severance Agreement dated to be effective as of January 23, 2006, between ACE and Jay B. Shipowitz.

10.3	Restricted Stock Agreement dated to be effective as of January 23, 2006, between ACE and Jay B. Shipowitz.

10.4	Form of Restricted Stock Agreement (Non-Performance Award) under the Ace Cash Express, Inc. 1997 Stock Incentive Plan, as amended.